Exhibit 10.17

16797026_2TRANSITION AND SEPARATION AGREEMENT Jennifer Cola ("Employee") and OpenWorld, Inc., f/k/a VerifyMe, Inc., a Nevada corporation (the "Company") make this Transition and Separation Agreement (this "Agreement") for Employee's mutual and orderly separation from employment with the Company. Employee and the Company will be referred to herein collectively as the "Parties." WHEREAS, Employee has been employed by the Company pursuant to that certain Employment Agreement between Employee and the Company entered into as of February 11, 2026, effective as of September 30, 2026 (the "Employment Agreement"); and WHEREAS, the Company has elected to transition Employee to the Director of Finance role from October 23, 2026 through December 31, 2026 (the "Transition Period"), and thereafter terminate the Employee without cause pursuant to Section 6(c) of the Employment Agreement on the Separation Date (defined below); and WHEREAS, notwithstanding the Employment Agreement, the Company desires to provide the benefits described herein in exchange for Employee's acceptance of this Agreement. NOW, THEREFORE, the Parties, in consideration for the promises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and the Parties acting on their own free will hereby irrevocably agree as follows: 1. Transition Period. During the Transition Period, Employee agrees to continue to devote her full time and attention to performing the finance and accounting responsibilities as described below, while working with the Company to transition those functions as directed. During the Transition Period, Employee will be entitled to Premium Pay in addition to her Base Salary (as defined in the Employment Agreement) effective as of November 1, 2026. The Premium Pay shall be $15,000 per month, paid in accordance with the Company's regular payroll practices and subject to applicable taxes and withholdings. Employee's responsibilities during the Transition Period include, but are not limited to, the following:a. Financial Reporting: Assist with completing the Q3 Form 10-Q, coordinating with auditors and advisers, and preparing for year-end reporting and the Form 10-K.b. Accounting Operations: Continue overseeing monthly closes, reconciliations, accounts payable and receivable, and ongoing accounting activities.c. Treasury and Banking: Facilitate the transition of banking relationships, payment processes, and related treasury responsibilities to the Company as directed, providing support as needed to ensure continuity.d. Payroll and Benefits: Continue administering payroll, employee benefits, compensation, and related administrative matters while facilitating the transition of these responsibilities as directed by the Company.e. Tax and Compliance: Continue coordinating tax filings, insurance, regulatory compliance, and external adviser relationships while facilitating the transition of these responsibilities as directed by the Company.f. Corporate Transactions: Support accounting and reporting matters relating to the merger, acquisitions, financing transactions, and equity administration.g. Transition of Responsibilities: Work as directed by the Company to transfer financial systems, processes, records, vendor relationships, institutional knowledge, and other responsibilities Employee has historically managed.

16797026_2h. Year-End Preparation: Assist with year-end accounting, audit preparation, and resolution of outstanding financial matters.During the Transition Period the Employee shall report to the Company's Chief Financial Officer. If Employee materially fails to substantially perform her duties during the Transition Period after the Company has provided reasonable written notice to Employee and a reasonable opportunity to cure of not less than five days and Employee fails to cure, the Company maintains its right to terminate Employee for cause pursuant to the terms of the Employment Agreement. 2. Termination Without Cause and Required Payments. a. Assuming the Company has not terminated the Employee for cause pursuant to the terms of the Employment Agreement during the Transition Period, pursuant to Section 6(c) of the Employment Agreement, the Company will terminate the Employee without cause effective as of December 31, 2026 (the "Separation Date"). Effective as of the Separation Date, Employee is terminated from each and every other position Employee holds as a director, officer, manager, employee, and any other comparable position, as applicable, of the Company and its subsidiaries and affiliates, including, but not limited to, PeriShip Global LLC.b. To the extent the Company has not terminated Employee's employment for cause prior to the Separation Date, Employee will be entitled to receive the Severance Entitlements as defined in Subsections 6(c)(2)(C)-(G) of the Employment Agreement and as set forth in Section 3 below in consideration of her acceptance and non-revocation of this Agreement and the Release of All Claims attached as Appendix A to this Agreement. Appendix A may not be signed by Employee prior to the Separation Date. 3. Severance Benefit. a. In consideration of Employee executing and not revoking this Agreement and Appendix A, and pursuant to her Employment Agreement, the Company shall pay Employee a severance payment, in the amount equal to her Base Salary that would have otherwise been paid until the conclusion of the Initial Term, as defined in the Employment Agreement, less required deductions and withholdings, which shall be made by the Company in the form of salary continuation on the Company's regular pay days from the Separation Date until September 30, 2027. b. In consideration of Employee executing and not revoking this Agreement and Appendix A, and pursuant to her Employment Agreement, the Company shall continue to provide all employee benefit plans to which Employee was entitled through September 30, 2027, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A by reason of Treasury Regulation Section 1.409A-1(a)(5) or otherwise. In the event all or a portion of the benefits to which the Employee was entitled pursuant to Section 5(b) hereof are subject to Section 409A, the Employee shall not be entitled to the benefits that are subject to Section 409A subsequent to the "applicable 2 ½ month period" (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)). c. In consideration of Employee executing and not revoking this Agreement and Appendix A, and pursuant to her Employment Agreement, the Company shall pay Employee any accrued but unpaid Base Salary for services rendered through the date of termination, as well as any accrued but unpaid expenses required to be reimbursed under the Employment Agreement; d. In consideration of Employee executing and not revoking this Agreement and Appendix A, and pursuant to her Employment Agreement, the Company shall pay Employee the Annual Bonus, as defined in the Employment Agreement, which the parties acknowledge shall be $90,000, payable within 30 days after the Company files its annual report on Form 10-K for the fiscal year ended December 31, 2026; e. In consideration of Employee executing and not revoking this Agreement and Appendix A, and pursuant to her Employment Agreement, all outstanding equity of awards held by the Employee shall accelerate and vest;

16797026_2f. The benefits described in the above subsections 3(a), 3(b), 3(c), and 3(d) shall collectively be referred to as the "Severance Benefits." Employee agrees that absent acceptance and non-revocation of the Release of All Claims attached as Appendix A to this Agreement on the Separation Date, she is not entitled to the Severance Benefits. Employee also agrees that she is not entitled to any other compensation (including, but not limited to, salary or bonuses), benefits, or payments of any kind or description from the Company, from or under any other promise, contract or agreement of any kind or description between Employee and the Company, whether oral or written, express or implied, or from or under any employee benefit plan or fringe benefit plan sponsored by the Company, whether now or in the future, other than as described in this Agreement and those in which she may already be vested. Specifically, Employee acknowledges and agrees that, upon receipt of the Severance Benefits and other pay described in this Agreement, Employee is not entitled to any further payments or benefits (and has not vested in any additional benefits) under any plan or arrangement maintained or sponsored by the Company or any affiliate. 4. Complete Waiver and Release. a. Employee, for Employee's own self and Employee's executors, heirs, successors and assigns, in consideration of the benefits provided in Section 3 of this Agreement, does hereby fully and forever discharge and release the Company and its parents, subsidiaries and affiliates, and with respect to each of the foregoing, its owners, agents, officers, shareholders, members, directors, employees, successors and assigns and each and all of the foregoing (referred to in this Agreement as "Released Company Parties"), individually and collectively, from any and all debts, demands, actions, causes of action, accounts, covenants, contracts, agreements, damages, omissions, promises, and any and all claims or liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (individually or collectively "Claims") that Employee now has or may in the future have, or that any person or entity may have on Employee's behalf, on account of or arising out of any matter or thing which has happened, developed or occurred prior to Employee's signing of this Agreement, including, without limitation, all Claims arising from Employee's employment with the Company, any promise, contract or agreement between Employee and the Company, Employee's separation from employment with the Company, Employee's other relationships and dealings with the Company and other Released Company Parties, and the termination of such other relationships or dealings. Employee hereby waives any and all such legal rights and Claims of any type or description that Employee has or might have against the Company and/or any of the other Released Company Parties. This Agreement is intended to be interpreted in the broadest possible manner to include all actual or potential Claims that Employee may have against the Company, whether now known or unknown, except as specifically provided otherwise in this Agreement. b. Employee agrees to fully and forever release all legal rights and Claims against the Released Company Parties, whether or not presently known and including future legal rights and Claims if based in whole or in part on acts or omissions occurring before Employee executes this Agreement. Employee agrees that the legal rights and Claims that Employee is giving up include, but are not limited to, legal rights and Claims, if any, under all State and Federal statutes that protect Employee from discrimination in employment, such as the Age Discrimination in Employment Act, as amended ("ADEA"), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans With Disabilities Act ("ADA"), the Equal Pay Act ("EPA"), the Family and Medical Leave Act ("FMLA"), the New York State Paid Family Leave Act, the Massachusetts Paid Family and Medical Leave Act, the Genetic Information Nondiscrimination Act of 2008 ("GINA"), the Employee Retirement and Income Security Act ("ERISA"), the Worker Adjustment and Retraining Notification Act ("WARN"), the National Labor Relations Act ("NLRA"), the Fair Labor Standards Act ("FLSA"), Federal and State False Claims Acts, the Massachusetts Fair Employment Practices Act, and the Massachusetts Equal Pay Act, the New York State Labor Law (except minimum wage and unemployment claims), the Massachusetts Payment of Wages Act, the New York Human Rights Law, Massachusetts wage and hours laws, Florida's Civil Rights Act of 1992, the Florida Labor Law, including, but not limited to, the Florida Wage Anti-Discrimination Law, the Florida Whistle-blower's Act, and the Florida Workers Compensation Anti-Retaliation Law, the Florida Attorney's Fees in Actions for Unpaid Wages Law, and any similar International, Federal, State or local statute, regulation or order. c. Employee further agrees that the legal rights and Claims that Employee is giving up include any rights or Claims relating to any oral or written promise, agreement or contract of employment with the Company and/or other Released Company Parties, express or implied, or any oral or written promise, agreement or contract,

16797026_2express or implied, purporting to establish terms and conditions of employment. The Parties to this Agreement agree that any promise, agreement or contract concerning the employment of Employee by the Company or the terms and conditions of such employment or the termination of such employment, whether oral or written, express or implied is hereby terminated, is null and void, and has no further force or effect. d. Employee understands and agrees that the release provided in this Agreement also includes any and all Claims for defamation; wrongful discharge; constructive discharge; breach of contract (including employment contracts or collective bargaining agreements); breach of implied contract; breach of the covenant of good faith and fair dealing; tortious interference with business and/or contractual relationship (or prospective relationship); retaliatory discharge; whistleblower's claims (if waivable); estoppel of any kind; common-law intentional torts; negligence; intentional or negligent infliction of mental or emotional distress; discrimination, harassment and/or retaliation or wrongful action that has been or could have been alleged under the common law, any civil rights or equal opportunity employment law, or any other statute, regulation, ordinance or rule; and any Claims against the Company for attorneys' fees, liquidated damages, civil penalties, compensatory damages, punitive damages, costs, interest or any other kind of penalties or damages that exist or may exist as of the date that Employee signs this Agreement. e. Employee and the Company agree that the complete release set forth in this Agreement is intended to apply to Claims that they do not presently know to exist. Subject to the representations and warranties contained in this Agreement, Employee and the Company understand that the facts with respect to which this Agreement is given may hereafter prove to be different from the facts now known or believed by them, and they hereby accept and assume the risk thereof and agree that this Agreement shall be and shall remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts. f. The Claims that Employee is giving up and releasing do not include (i) Employee's vested rights, if any, under any qualified retirement plan in which she participates, (ii) Employee's COBRA, unemployment insurance and workers' compensation rights, if any, (iii) any rights or claims of the Employee for indemnification or related duties by the Company under any written indemnification agreement, the self-governance documents of the Company, or under applicable law, and (iv) any rights to coverage under any director and officer liability insurance or other insurance policies or any run-off policy thereto. Additionally, nothing in this Agreement shall be construed to constitute a waiver of (i) any Claims Employee may have against the Released Company Parties that arise from acts or omissions that occur after the date of Employee's execution of this Agreement, (ii) Employee's rights, protected under law, to file a complaint or charge with, communicate with, provide relevant and truthful information to or otherwise cooperate with any governmental authority --including the Equal Employment Opportunity Commission ("EEOC"), the National Labor Relations Board ("NLRB"), the Occupational Safety and Health Administration ("OSHA"), the Securities and Exchange Commission ("SEC") -- regarding a possible violation of law or respond to any inquiry from such governmental authority, including an inquiry about the existence of this Agreement or its underlying facts, (iii) Employee's right to communicate with any government agency or Employee's right to participate in any regulatory or law enforcement investigation, including Employee's right to report any suspected violations of law, and (iv) any Claims Employee cannot waive as a matter of law. Employee agrees, however, to waive and release any right to receive any individual remedy or to recover any individual monetary or non-monetary damages as a result of any administrative charge, complaint or lawsuit filed by Employee or anyone on Employee's behalf, except as explicitly prohibited by law or as set forth in Section 10. Finally, the release of all Claims set forth in this Section 4 does not affect Employee's rights as expressly created by this Agreement and does not limit Employee's ability to enforce this Agreement. g. This Waiver and Release includes, but is not limited to, a waiver, discharge and release by Employee of the Released Company Parties from any damages or relief of whatever nature or description, including, but not limited to, compensatory damages, liquidated damages, punitive damages, equitable forms of relief, as well as any Claims for attorneys' fees or costs, civil penalties and/or interest, which may arise from any of the Claims waived, discharged or released. 5.Company Breach; Employee Remedies

16797026_2a)The Company shall be deemed in material breach of this Agreement if it fails to make any payment required under this Agreement when due, fails to provide any benefits required under this Agreement, breaches any material provision of this Agreement, or otherwise fails to perform any material obligation hereunder.b)Employee shall provide written notice describing the alleged breach in reasonable detail. The Company shall have ten (10) business days following receipt of such notice to cure the breach.c)If the Company fails to cure such breach within the applicable cure period, then all unpaid severance payments, bonus payments, premium payments, reimbursement obligations, and other amounts payable to Employee under this Agreement shall become immediately due and payable in a lump sum within ten (10) business days following expiration of the cure period.d)In the event of an uncured material breach by the Company, Employee shall remain entitled to all benefits continuation obligations described in this Agreement or, at the Company's election, a cash payment equal to the Company's remaining cost of providing such benefits.e)f)If the Employee successfully enforces any payment obligation under this Agreement in a lawsuit or complaint, the Company will pay for all costs incurred by the Employee, including reasonable attorney's fees, in defending such lawsuit or complaint, except as prohibited by law.g)The remedies set forth in this Section shall not limit Employee's right to pursue any other legal or equitable remedies available under applicable law.5. Enforcement and Legal Actions. The Parties agree that this Agreement may be enforced in any court, federal, state or local, and before any administrative agency or body, federal, state or local. This Agreement may be used as a complete defense in the future should Employee bring a lawsuit or complaint based on any Claim that has been released, and if the Company successfully enforces the Complete Release in Section 4 above in a lawsuit or complaint involving Claims under any statute, Employee will pay for all costs incurred by the Company, including reasonable attorney's fees, in defending such lawsuit or complaint, except as prohibited by the ADEA or other law. 6. Continuing Obligations; Restrictive Covenants. Pursuant to Sections 8 to 12 of the Employment Agreement, Employee agreed to certain covenants relating to the ownership of intellectual property, confidential information, non-solicitation and non-competition. Employee and the Company acknowledge and agree that these restrictions shall survive the termination of Employee's employment with the Company and the termination of the Employment Agreement, and Employee agrees that Employee shall comply with all such restrictions. 7. Confidentiality of Agreement. Employee agrees that neither Employee nor any of Employee's agents or representatives will disclose, disseminate and/or publicize, or cause or permit to be disclosed, disseminated or publicized, the existence of this Agreement, any of the terms of this Agreement, or any claims or allegations which Employee believes Employee could have made or asserted against the Company, specifically or generally, to any person, corporation, association or governmental agency or other entity except: (i) to the extent necessary to report income to appropriate taxing authorities; (ii) as permissible under Section 4(f); (iii) in response to an order of a court of competent jurisdiction or subpoena issued under the authority thereof; or (iv) in response to any inquiry or subpoena issued by a state or federal governmental agency; provided, however, that notice of receipt of such order or subpoena shall be emailed to OpenWorld, Inc., attn: Gerard Herandez (gerard.hernandez@openworld.dev), within 24 hours of the receipt of such order or subpoena, so that both Employee and the Company will have the opportunity to assert what rights they have to non-disclosure prior to any response to the order, inquiry or subpoena. Either party may give email notice of a different email address. 8. Non-Disparagement. Employee and the Company agree to refrain from disparaging or making any unfavorable comments, in writing or orally, about either party, and in the case of the Company, about its management, its operations, policies, or procedures and in the case of Employee, to prospective employers, those making inquiry as to the reasons for Employee's separation from the Company or to any person, company or other business entity.

16797026_29. Cooperation. In the event of any lawsuit against the Company that relates to alleged acts or omissions by Employee during Employee's employment with the Company, Employee agrees to cooperate with the Company by voluntarily providing truthful and full information as reasonably necessary for the Company to defend against such lawsuit. Provided, however, Employee shall be entitled to receive reimbursement for expenses, including lost wages, incurred in assisting the Company regarding any lawsuit. 10. Whistleblower Rights. Nothing contained in this Agreement shall be construed to prevent Employee from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent Employee from obtaining a fee as a "whistleblower" under Rule 21F-17(a) under the Securities and Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act. Furthermore, the Defend Trade Secrets Act of 2016 is applicable. It provides that no employee may be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret (i) made in confidence, and solely for the purpose of reporting or investigating a suspected violation of law, to a federal, state, or local government official or to an attorney, (ii) made to an employee's attorney if the employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, (iii) used in a court proceeding alleging retaliation if disclosed pursuant to a court order, or (iv) made in a complaint or other document filed under seal in a legal proceeding. 11. Return of Company Property. a. Except as specifically set forth below, by no later than the Separation Date, Employee shall return to the Company all documents (and all copies thereof) and other property belonging to the Company that Employee has in Employee's possession, custody or control. The documents and property to be returned by Employee include, but are not limited to all files, correspondence, e-mail, memoranda, notes, notebooks, drawings, records, plans, forecasts, reports, studies, analyses, compilations of data, proposals, agreements, financial information, research and development information, customer lists and customer information (including but not limited to telephone directories, phone books, and any documents containing the name, address, telephone number, email address, or other contact information of any customer or any agent, representative, or employee of a customer), marketing information, operational and personnel information (including but not limited to organizational charts, telephone directories, phone books any documents containing the name, address, telephone number, email address, or other contact information of any employee, agent, or representative of the Company), specifications, code, software, databases, computer-recorded information, electronic records, tangible property and equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any Confidential and Proprietary Information of the Company (and all reproductions thereof in whole or in part). Employee agrees to make a diligent search to locate any such documents, property and information. b. If Employee has used any computer, server, e-mail or phone device owned by Employee or a member of Employee's immediate family to receive, store, review, prepare or transmit any Confidential and Proprietary Information or, documents, property, materials or information of or pertaining to the Company, then no later than five (5) business days from the Separation Date, Employee shall provide the Company with a computer-useable copy of all such information and then permanently delete and expunge such Confidential and Proprietary Information from those systems. c. Employee further agrees that if Employee discovers any Company documents or property in Employee's possession, custody or control or on Employee's computer, server, e-mail system, or other electronic device in the future, Employee will immediately return such documents or information to the Company and delete them from such computer, device, or e-mail system. 12. No Disability. Employee agrees that she has not sustained any disabling personal injury and/or occupational disease which has resulted in a loss of wage-earning capacity during her employment with the Company or due to the termination of her employment and that she has no personal injury and/or occupational disease which has been contributed to, or aggravated or accelerated in a significant manner, by her employment with the Company and/or the termination of her employment.

16797026_213. No Pending Action. Subject to Section 4(f) above, Employee represents that, as of the date she executed this Agreement, Employee has not filed any charge, complaint or action in any forum against the Company. 14. Consideration. This Agreement provides Employee with sums of money and benefits that include sums and benefits that Employee would not be entitled to receive without signing this Agreement. 15. Consultation with Attorney. Company hereby encourages and advises Employee in writing to consult with an attorney of Employee's choosing, prior to signing this Agreement, concerning all of the terms of this Agreement and the termination of Employee's employment with the Company. 16. Review Period. Employee represents and warrants that the Company has given Employee at least 21 days (the "review period") to consider all of the terms of this Agreement, and for the purpose of consulting with an attorney if Employee so chooses. If this Agreement has been executed by Employee prior to the end of the review period, Employee represents that she has freely and willingly elected to do so. Employee and the Company agree that any changes to this Agreement, whether material or immaterial, do not operate to restart the review period. Once signed, Employee will have 7 days to revoke the Agreement, in writing, which revocation must be submitted to Gerard Herandnez (gerard.hernandez@openworld.dev). If revoked, this Agreement shall not go into effect. If the Agreement is not revoked, it shall become effective on the eighth day after Employee signs it ("Effective Date"). 17. Employee's Review of Agreement. Employee represents and warrants that she has carefully read each and every provision of this Agreement and that she fully understands all of the terms and conditions of this Agreement. 18. Voluntary Agreement. Employee represents and warrants that she enters into this Agreement voluntarily of her own free will, without any pressure or coercion from any person or entity, including, but not limited to, the Company or any of its representatives. 19. Interpretation. Employee and the Company agree that, whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, which shall be fully severable and given full force and effect. 20. Governing Law. This Agreement shall be governed or interpreted according to the internal laws of the State of New York without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of New York without regard to choice of law considerations.21. WAIVER OF JURY TRIAL. THE PARTIES AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL IF ANY CLAIM ARISING OUT OF EMPLOYEE'S EMPLOYMENT, HER SEPARATION FROM THAT EMPLOYMENT AND/OR THIS AGREEMENT IS FILED IN COURT. 22. Non-Assignment. Employee warrants, represents and agrees that she has not heretofore assigned or transferred or purported to assign or transfer to any person, firm, partnership, corporation or entity whatsoever, any of the legal rights or Claims waived or released herein. 23. No Admission of Liability. Employee agrees that neither any payment under this Agreement, nor any term or condition of it, shall be construed at any time as an admission of liability or wrongdoing by the Company. 24. Third Party Beneficiaries. The Parties agree that the Released Company Parties (other than the Company) are intended third party beneficiaries of this Agreement. The Released Company Parties' rights under this Section 24 shall be irrevocable.

16797026_225. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employee and Employee's heirs and legal representatives and the Company, its successors and assigns. The obligations of this Agreement survive the resignation of Employee's employment and Employee may not assign this Agreement or any of its obligations without the Company's written consent. Employee agrees that the Company may freely assign this Agreement to a successor corporation or purchaser of its assets. 26. Entire Agreement and Amendment. This Agreement (along with the Employment Agreement and the Confidentiality Agreement) sets forth the entire agreement and understanding between Employee and the Company and merges and supersedes all prior discussions, agreements, arrangements and understandings of every kind and nature, written or oral, between Employee and the Company, except as otherwise provided in this Agreement. This Agreement may not be amended or modified except by a writing signed by Employee and the Company. 27. Section 409A. The benefits and compensation payable under this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder (collectively, "Section 409A"), and this Agreement shall be administered and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representations that the benefits and compensation provided under this Agreement are exempt from or comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. Each payment under this Agreement shall be designated as a "separate payment" within the meaning of Section 409A. 28. Counterparts. This Agreement may be executed in multiple originals, each of which shall be considered as an original instrument, but all of which shall constitute one agreement. A scanned copy, photocopy or facsimile of a fully-executed original has the same force and effect as the original. [Signature Page Follows]

16797026_2Appendix ASecond Release of ClaimsWHEREAS, Jennifer Cola ("you") and OpenWorld, Inc., f/k/a VerifyMe, Inc., a Nevada corporation (the "Company") previously entered into that certain Transition and Separation Agreement (the "Agreement"); andWHEREAS, as a condition of receiving certain benefits under the Agreement, you are required to accept and not revoke this second release of all claims (the "Second Release") by no earlier than the Separation Date (as defined by the Agreement). NOW THEREFORE, the Parties agree to the following:1.By signing this Second Release, and in consideration of the benefits provided under the Agreement, you agree that you are releasing and waiving your right to bring any legal claim of any nature against the Company. The claims you are giving up include, but are not limited to, claims related, directly or indirectly, to your employment relationship with the Company, including your separation from employment. This Second Release is intended to be interpreted in the broadest possible manner to include all actual or potential legal claims you may have against the Company, whether known or unknown, except as expressly provided otherwise in Paragraph 6. 2.Specifically, you agree that you are fully and forever giving up all of your legal rights and claims against the Company, whether or not presently known to you, that are based on events occurring before you sign this Second Release. You agree that the legal rights and claims you are waiving include all rights and claims under, as amended, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (ADEA), the Older Workers Benefit Protection Act of 1990 (OWBPA), the Rehabilitation Act of 1973, the Civil Rights Acts of 1866 and 1991, the Americans With Disabilities Act of 1990 (ADA), the Genetic Information Nondiscrimination Act of 2008 (GINA), the National Labor Relations Act (NLRA), the Equal Pay Act of 1963 (EPA), the New York State Human Rights Law, the New York City Human Rights Law, the Massachusetts Fair Employment Practices Act, and the Massachusetts Equal Pay Act, the Massachusetts Payment of Wages Act, Florida's Civil Rights Act of 1992, the Florida Labor Law, including, but not limited to, the Florida Wage Anti-Discrimination Law, the Florida Whistleblower's Act, and the Florida Workers Compensation Anti-Retaliation Law, and any similar international, federal, state, or local statute, regulation, order, or common law. You specifically agree that you are releasing claims of retaliation and discrimination based upon age, race, color, sex, sexual orientation, marital status, familial status, religion, national origin, citizenship, whistleblower status, veteran status, disability, reproductive decision-making, protected activity, genetic predisposition or carrier status, and all other legally protected categories. 3.You also agree that the legal rights and claims you are giving up include your rights under, as amended, the Family and Medical Leave Act of 1993 (FMLA), the New York State Paid Family Leave Act, the Employee Retirement Income Security Act of 1974 (ERISA), the federal Worker Adjustment and Retraining Notification Act of 1989 (WARN), the New York State Worker Adjustment and Retraining Notification Act (NY WARN), the New York State Labor Law, the Massachusetts Paid Family and Medical Leave Act, Massachusetts wage and hours laws, the Florida Labor Law, including, but not limited to, the Florida Attorney's Fees in Actions for Unpaid Wages Law, and any similar federal, state, or local statute, regulation, order, or common law. You also acknowledge and agree that you have received all sums and benefits due you under the federal Fair Labor Standards Act (FLSA), the New York State Labor Law, the Florida Labor Law, the Massachusetts Payment of Wages Act, and any other federal, state or local wage payment or paid leave law. You further agree that the legal rights and claims you are giving up include all common law rights and claims, such as a breach of express contract (including employment contracts), breach of implied contract, tort (whether negligent or intentional), breach of the covenant of good faith and fair dealing, tortious interference with business and/or contractual relationship (or prospective relationship), wrongful discharge, retaliatory discharge, constructive discharge, infliction of mental or emotional distress, defamation, estoppel of any kind, whistleblower's claims (if waivable), any claim for fraud, omission, or misrepresentation, and any claim for discrimination, harassment, retaliation

16797026_2and/or wrongful action that could be alleged under the common law, any civil rights or equal opportunity law, or any other statute, regulation, ordinance or rule. You also agree that you are giving up and forever releasing any right you may have to recover attorneys' fees, liquidated damages, civil penalties, compensatory or economic damages, equitable relief, emotional distress awards, punitive damages, costs, interest or any other kind of penalties or damages from the Company for any of the rights and claims released in this Paragraph 6.4.You further agree that the legal rights and claims that you are giving up include any rights or claims relating to any oral or written promise, agreement or contract of employment with the Company, express or implied, or any oral or written promise, agreement or contract, express or implied, purporting to establish terms and conditions of employment or addressing the conclusion of employment. You specifically understand and agree that the conclusion of your employment does not violate or disregard any oral or written promise or agreement of any nature whatsoever, express or implied. The parties to this Second Release agree that any promise, agreement or contract concerning your employment by the Company or the terms and conditions of such employment or the conclusion of such employment, whether oral or written, express or implied is hereby terminated, is null and void, and has no further force or effect, other than pre-existing contractual confidentiality obligations and other post-employment restrictive covenants, which the parties agree survive your separation from employment with the Company.5.You agree that your release of all claims described in this Second Release applies not only to the Company, but also to its parents, subsidiaries and affiliates, and with respect to each of the foregoing, its owners, agents, officers, shareholders, members, directors, employees, successors and assigns and each and all of the foregoing (collectively, including the Company, the "Released Parties").6.The claims you are giving up and releasing do not include your vested rights, if any, under any qualified retirement plan in which you participate, and your COBRA, unemployment insurance, and workers' compensation rights, if any. In addition, nothing in this Second Release shall be construed to constitute a waiver of: (i) any claims you may have against the Company that arise from events that occur after the date that you sign this Second Release; (ii) your rights, protected under law, to file an administrative charge or complaint with, communicate with, provide relevant information to or otherwise cooperate with any federal, state or local governmental authority regarding a possible violation of law or respond to any inquiry from such authority, including an inquiry about the existence of this Second Release or its underlying facts; (iii) your right to participate in any administrative, regulatory, court or law enforcement investigation, hearing or proceeding; (iv) to the extent applicable, your right to engage in activities protected by Section 7 of the National Labor Relations Act, provided that you acknowledge and agree that during your employment with the Company you acted as a supervisor and confidential employee as defined by the National Labor Relations Act; (v) your rights to payments or to otherwise enforce the Transition and Separation Agreement between the parties; and (vi) any other right that you cannot waive as a matter of law. You acknowledge and agree, however, that you are giving up and forever releasing any right you may have to attorneys' fees, liquidated damages, civil penalties, compensatory or economic damages, equitable relief, emotional distress awards, punitive damages, costs, interest or any other kind of penalties or damages from any complaint or charge, including any class or collective action, filed against the Company with any federal, state or local agency, board or court, except as prohibited by law. This does not affect any right you may have to recover any payment from a government agency for any information provided to that agency. In addition, the release of all claims set forth in this Second Release does not affect your rights as expressly created by this Second Release, and does not limit your ability to enforce this Second Release.7.Nothing contained in this Second Release shall be construed to prevent you from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent you from obtaining a fee as a "whistleblower" under Rule 21F-17(a) under the Securities and Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act. Furthermore, the Defend Trade Secrets Act of 2016 is applicable. It provides that no employee may be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret (i) made in confidence, and solely for the purpose of reporting or investigating a suspected violation of law, to a federal, state, or local government official or to an attorney, (ii) made to an

16797026_2employee's attorney if the employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, (iii) used in a court proceeding alleging retaliation if disclosed pursuant to a court order, or (iv) made in a complaint or other document filed under seal in a legal proceeding.8.You agree that no promise, inducement, or other agreement not expressly contained or referred to in this Second Release, has been made conferring any benefit upon you, and this Second Release (along with the Agreement) contains the entire agreement between the Company and you regarding the conclusion of your employment. Notwithstanding the foregoing sentence of this Paragraph, you and the Company agree that any and all post-employment obligations you or the Company have that are contained in any other agreement, contract or document, shall be deemed incorporated herein by reference and shall continue in full force and effect, except as described in the Agreement. This includes, but is not limited to, the Transition and Separation Agreement referenced above, and the Employment Agreement between you and the Company entered into as of February 11, 2026. 9.The rights and benefits of the Company under this Second Release shall be transferable to, or enforceable by or against, the Company's successors and assigns. You agree that this Second Release also binds all persons who might assert a legal right or claim on your behalf, such as your heirs, personal representatives, and assigns, now and in the future. This Second Release shall bind you, your heirs, executors, administrators, successors, assigns, and legal representatives. You and the Company agree that this Second Release may be signed electronically and a photocopy or facsimile of the original documents will have the same force and effect as the original.10.This Second Release is entered into and governed by the laws of the State of New York, without reference to its conflicts of laws principles. Disputes arising under this Second Release shall be heard exclusively by the state or federal courts located in New York County, New York. You agree that all claims and disputes regarding this Second Release may be heard and determined in any such court and irrevocably waive any objection you may now or hereafter have as to personal jurisdiction, the venue of any such action or proceeding brought in such a court, or the fact that such a court is an inconvenient forum. 11.You agree that, whenever possible, each provision of this Second Release shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Second Release is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions, which shall be fully severable and given full force and effect. However, in the event the waiver and release contained in this Second Release or any portion thereof is determined by any court, arbitrator or agency of competent jurisdiction to be unenforceable for any reason, then the Company shall have the option to rescind the entire Agreement and immediately recover from you any payments made pursuant to Paragraph 3 of the Agreement, except to the extent prohibited or limited by applicable law. Alternatively, if the Company so elects, you will execute another release that is legal and enforceable, without further consideration.12.You agree that you are voluntarily signing this Second Release, that you have not been pressured into agreeing to its terms and that you have enough information to decide whether to sign this Second Release. If, for any reason, you believe that this Second Release is not entirely voluntary, or if you believe that you do not have enough information, then you should not sign this Second Release. You are also hereby advised to consult an attorney about the terms of this Second Release. By signing this Second Release, you acknowledge that you have had an opportunity to do so. 13.You have up to twenty-one (21) calendar days from the date you receive this Second Release to accept the terms of this Second Release by signing and dating it in the space designated below, and returning it to Gerard Hernandez (gerard.hernandez@openworld.dev). You may sign and return the Second Release any time before the end of the 21-day period, but you are not required to do so and you may take the entire 21-day period to consider whether you wish to accept the Second Release. In addition, both you and the Company agree that any amendments to this Second Release made after the date that you first received it will not re-start the 21-day period of review. You may not sign this Second Release prior to the Separation Date.

16797026_214.After you have accepted this Second Release, you will have an additional 7 calendar days in which to revoke your acceptance. If you do not revoke your acceptance, then the 8th day after the date of your signature will be the "Effective Date" of this Second Release, and you may not thereafter revoke it. To revoke this Second Release, you must send written notice of revocation within the seven (7) day period to the Company by mail to the attention of Gerard Herandez (gerard.hernandez@openworld.dev). You acknowledge and agree that if you decide not to accept this Second Release or you revoke your acceptance, your termination from employment will nevertheless occur effective on the Separation Date, and you will not be entitled to the Severance Benefits described in Paragraph 3 of the Agreement.[signature page follows]By signing this letter, I acknowledge that I have had the opportunity to review this Second Release carefully with an attorney of my choice. I have read this Second Release, I understand its terms and I voluntarily agree to them.DATED: ______________________ Jennifer Cola

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHT. I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY. I HAVE HAD THE OPPORTUNITY TO CONSULT INDEPENDENT COUNSEL OF MY OWN CHOOSING PRIOR TO EXECUTING THIS AGREEMENT. DATED: Jennifer Cola DATED: OPENWORLD, INC. By: Gerard Heranandez Signature Page to Transition and Separation Agreement11/10/2026 Veri?ed by signNow11/10/2026 15:05:07 UTC945db169ba54453eacf2

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHT. I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY. I HAVE HAD THE OPPORTUNITY TO CONSULT INDEPENDENT COUNSEL OF MY OWN CHOOSING PRIOR TO EXECUTING THIS AGREEMENT. DATED: Jennifer Cola DATED: OPENWORLD, INC. By: Gerard Heranandez Signature Page to Transition and Separation Agreement11/10/2026 Veri?ed by signNow11/11/2026 00:39:33 UTC966e8f58175f40578686